CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust regarding the Prospectus and Statement of Additional Information of of Davidson Intermediate Taxable ETF, a series of Advisors Series Trust.

                             /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 28, 2026